CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Tilson Investment Trust and to the use of our report dated January 20, 2005 on the statement of assets and liabilities of the Tilson Focus Fund ("Fund") as of January 18, 2005. Such statement of assets and liabilities appear in the Trust's Statement of Additional Information.


                                        /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                        BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
January 20, 2005